UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

PTC THERAPEUTICS, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (908) 222-7000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.     Entry into a Material Definitive Agreement
On May 5, 2017, PTC Therapeutics, Inc. (the “Company”) entered into a credit and security agreement with MidCap Financial Trust, a Delaware statutory trust (“MidCap”), as administrative agent and MidCap and certain other financial institutions as lenders thereunder (the “Credit Agreement”) that provides for a senior secured term loan facility of $60.0 million, of which $40.0 million was drawn by the Company on May 5, 2017. The remaining $20.0 million under the senior secured term loan facility will become available to the Company upon its demonstration (on or prior to December 31, 2018) of net product revenue equaling or exceeding $120.0 million for the trailing 12 month period.
Interest Rate. Borrowings under the Credit Agreement bear interest at a rate per annum equal to LIBOR (with a LIBOR floor rate of 1.00%) plus 6.15%.
Amortization and Final Maturity. The Company is obligated to make only interest payments (payable monthly in arrears) through April 30, 2019. Commencing on May 1, 2019 and continuing for the remaining twenty-four months of the facility, the Company will be required to make monthly interest payments and monthly principal payments based on the straight-line amortization schedule set forth in the Credit Agreement, subject to certain adjustments as described therein. The final maturity date under the Credit Agreement is May 1, 2021, unless earlier terminated.
Mandatory Prepayments. The Credit Agreement requires the Company to dedicate 100% of certain insurance proceeds to the prepayment of outstanding term loans, subject to certain exceptions and net of certain expenses and repayments.
Voluntary Prepayments. The Company may voluntarily prepay outstanding loans under the Credit Agreement, in whole but not in part, at any time upon 15 days’ written notice.
Prepayment Fees. In connection with both mandatory and voluntary prepayments, the Company will be required to pay a prepayment fee equal to (i) 3.00% of the outstanding principal of such advance, if the prepayment is made within twelve months of the date of such advance, (ii) 2.00% of the outstanding principal of such advance, if the prepayment is made between twelve months and twenty-four months after the date of such advance or (iii) 1.00% of the outstanding principal of such advance, if the prepayment is made later than twenty-four months after the date of such advance.
Security. Subject to customary exceptions and exclusions, all obligations under the Credit Agreement are secured pursuant to the terms of the Credit Agreement, a Pledge Agreement between the Company, certain subsidiaries of the Company and MidCap (the “Pledge Agreement”), and an Intellectual Property and Security Agreement between the Company and MidCap (the “IP Security Agreement” and together with the Credit Agreement and the Pledge Agreement, the “Financing Agreements”), each dated May 5, 2017. Under the Financing Agreements, the Company provides to MidCap and the other lenders:

•
a perfected, first-priority security interest in all of the Company’s personal property, including, without limitation, all of the Company’s goods, accounts, equipment, inventory, contract rights or rights of payment of money, leases, license agreements, franchise agreements, commercial tort claims, documents, instruments, chattel paper, cash, deposit accounts, securities accounts, fixtures, letter of credit rights, securities, and all other investment property, supporting obligations, financial assets and all books and records related to the foregoing, subject to certain exceptions and limitations;

•
a perfected, first-priority security interest in all of the Company’s intellectual property (except that this security interest will not be perfected in intellectual property located outside the United States unless the Company’s cash position falls below a pre-specified threshold), including, without limitation, any and all copyright rights, copyright applications, copyright registrations and like protection, trade secrets, design rights, patents, patent applications and like protections, trademark and servicemark rights, mask works or similar rights and any and all claims for damages, licenses or other rights, and proceeds and products related to the foregoing; and

•	a perfected, first-priority pledge of 65% of the equity ownership interests directly held by the Company in PTC Therapeutics Holdings (Bermuda) Corp. Limited.

Representations and Warranties and Certain Covenants. The Credit Agreement contains certain customary representations and warranties, affirmative covenants and conditions. The Credit Agreement also contains a number of negative covenants that, among other things and subject to certain exceptions and waivers, restrict the Company’s ability to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness, including subordinated indebtedness;

•	make investments, loans and acquisitions;

•	engage in transactions with its affiliates;

•	sell assets;

•	materially alter the business it conducts;

•	consolidate or merge;

•	enter into any restrictive agreements;

•	establish any new deposit accounts or security accounts not subject to an account control agreement;

•	incur liens;

•	make any significant change in accounting treatment or reporting practices; and

•	amend, modify or waive certain material agreements (if the effect on the Company or loans would be material) or its organizational documents.
Further, the Credit Agreement contains financial covenants, including a covenant that requires the Company to not have less than $100.0 million of net product revenue (raised to $120.0 million if the additional $20.0 million term loan is issued) for the trailing 12-month period, with compliance measured on the last day of each fiscal quarter beginning on December 31, 2017.
Events of Default. The Credit Agreement contains various events of default, including the following:

•	failure to make any payment of principal or interest under the Credit Agreement when due;

•	failure to comply with any term contained in the Credit Agreement or related documents;

•	making any incorrect representation, warranty, certification or statement with respect to the Credit Agreement or related document;

•	failure to pay when due any other outstanding debt in the excess of $1.0 million;

•
commencing a voluntary case or other proceeding, or having such case or proceeding commenced against the Company, seeking liquidation, reorganization or other relief with respect to debts under any bankruptcy or insolvency;

•	terminating a pension plan if such termination results in the requirement of to make contributions or incur a liability or obligation to such pension plan in the excess of $1.0 million;

•	one or more judgments or orders for the payment of money not covered by insurance in the excess of $1.0 million;

•	any lien or collateral created under the Credit agreement, Pledge Agreement or IP Security Agreement failing to constitute a valid lien;

•	any institution of governmental authority or criminal proceeding against the Company;

•	an event of default occurring under any guarantee of any portion of the Credit Agreement or related agreements;

•	any payments of any subordinated debt (other than specifically permitted payments);

•	if the Company’s common stock fails to remain publicly traded and registered with a public securities exchange;

•	any event that results in the Company losing its marketing authorization for Translarna in the European Economic Area;

•
the voluntary withdrawal or institution of any action or proceeding by the FDA or similar governmental authority of any of the Company’s material products or product category from the market or enjoining the Company from manufacturing, marketing, selling or distributing such product or product category;

•	cross defaults under or the early termination of any material contract which such default or termination would reasonably be expected to result in a material adverse effect;

•	the Financing Documents or certain related documents fail to constitute a valid and binding agreement; and

•	occurrence of any event that could reasonably be expected to result in a material adverse effect.
Upon the occurrence and during the continuance of an event of default, MidCap may, and at the direction of a requisite percentage of the lenders must, (i) suspend or terminate the term loan commitment and Midcap and the other lenders’ obligations with respect thereto, and (ii) by notice to the Company, declare all or any portion of the obligations under the Credit Agreement to be immediately due and payable.
Termination. In addition to MidCap’s other rights and available remedies, but subject to applicable cure periods, upon the occurrence and during the continuance of an event of default, MidCap may, and at the direction of a requisite percentage of the lenders must, terminate the Credit Agreement.
The Company may terminate the Credit Agreement upon fifteen days’ prior written notice, following which all outstanding obligations due thereunder shall be immediately due and payable.
Customary Fees. Additionally, in connection with the Credit Agreement, the Company agreed to pay customary fees including an origination fee, final payment exit fee and monthly administration fees.
The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, the Pledge Agreement and the IP Security Agreement, copies of which are filed as exhibits 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K (this “Report”) and which are incorporated herein by reference.
Item 2.02.     Results of Operations and Financial Condition.
On May 8, 2017, the Company announced its financial results for the quarter ended March 31, 2017. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Report.
The information in this Item 2.02 on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.    Description

10.1	Credit and Security Agreement, dated May 5, 2017, by and among PTC Therapeutics Inc., MidCap Financial Trust and the additional lenders thereto.

10.2	Pledge Agreement, dated May 5, 2017, by and among PTC Therapeutics Inc., each of the subsidiaries listed thereto as pledgers and MidCap Financial Trust.

10.3	Intellectual Property Security Agreement, dated May 5, 2017, by and among PTC Therapeutics Inc. and MidCap Financial Trust.
99.1        Press Release, dated May 8, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: May 8, 2017	By:	/s/ Shane Kovacs
	Name:	Shane Kovacs
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1	Credit and Security Agreement, dated May 5, 2017, by and among PTC Therapeutics Inc., MidCap Financial Trust and the additional lenders thereto.

10.2	Pledge Agreement, dated May 5, 2017, by and among PTC Therapeutics Inc., each of the subsidiaries listed thereto as pledgers and MidCap Financial Trust.

10.3	Intellectual Property Security Agreement, dated May 5, 2017, by and among PTC Therapeutics Inc. and MidCap Financial Trust.
99.1        Press Release, dated May 8, 2017